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                                                                    Exhibit A-27

                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ENERGYUSA GAS MARKETING CO.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation, have been presented to me at my office accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, August 10, 2000.

[Seal of the State of Indiana]

                                    In Witness Whereof, I have caused to be
                                    affixed the seal of the State of Indiana, at the City of Indianapolis, August 10, 2000.

                                    /s/ SUE ANNE GILROY,
                                    SECRETARY OF STATE